Exhibit 12(b)

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Canadian GAAP)

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2005	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$1,002.4	$3,316.4	$1,795.5	$1,675.2	$1,355.7	$1,167.6
Add: fixed charges	170.0	562.3	352.8	350.2	284.2	217.3
Add: distributed income of equity investees	114.4	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	1.7	12.8	—	—	—	—

Earnings	1,285.1	3,988.8	2,153.1	2,028.8	1,642.0	1,386.8
Fixed charges:
Interest expensed and capitalized (b)	166.6	544.1	352.8	350.2	284.2	217.3
Interest on element of rental	1.7	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	1.7	12.8	—	—	—	—

Total fixed charges	$170.0	$562.3	$352.8	$350.2	$284.2	$217.3

Ratio of earnings to fixed charges	7.6	7.1	6.1	5.8	5.8	6.4

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized (other than dividends on liabilities for preferred shares accounted for as interest expense), which includes interest related to the Capital Trust Pass-Through Securities Units (“TruPS”) and the Manulife Financial Capital Securities (“MaCS”), and amortization of premiums, discounts and capitalized expenses related to indebtedness; the portion of rental expense that management believes is representative of the interest component of lease expense; and preference security dividend requirements of consolidated subsidiaries.
(b)	In June 2003, the Canadian Institute of Chartered Accountants issued Accounting Guideline 15, “Consolidation of Variable Interest Entities” (“AcG 15”), which was effective for MFC and its subsidiaries on January 1, 2005. AcG 15 sets out the application of consolidation principles to variable interest entities (“VIEs”) that are subject to consolidation on the basis of beneficial financial interest as opposed to ownership of voting interest. VIEs include entities in which the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support. MFC determined that Manulife Financial Capital Trust (the “Trust”) is a VIE and that MFC is not the primary beneficial interest holder. As a result, the Trust, which issued Cdn$1 billion of MaCS, has been deconsolidated, the senior debentures issued to the Trust by MFC’s direct wholly-owned subsidiary, The Manufacturers Life Insurance Company (“MLI”), have been reported in liabilities for preferred shares and capital instruments. This deconsolidation increased interest expensed and decreased noncontrolling interest by Cdn$17 million in the first quarter of 2005, Cdn$67 million in 2004, 2003 and 2002, and nil in 2001 and 2000. The outstanding MaCS continue to form part of the Tier 1 regulatory capital for MLI. In addition, commencing January 1, 2005, MFC has included interest related to the TruPS in interest expense. Both of these changes were applied retroactively to the periods from 2000 to 2004 for the purposes of calculating earnings to fixed charges ratios.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Including Interest Credited to Policyholders)

(U.S. GAAP)

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2005	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$1,255.1	$3,294.1	$1,849.4	$1,239.5	$1,270.9	$2,191.6
Add: fixed charges	751.1	2,437.0	1,095.8	1,049.5	1,004.0	929.8
Add: distributed income of equity investees	114.4	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	1.8	12.7	—	—	—	—

Earnings	2,118.8	5,841.3	2,950.0	2,292.4	2,277.0	3,123.3
Fixed charges:
Interest expensed and capitalized (b)	167.1	543.9	352.7	350.2	284.2	217.3
Interest on element of rental	1.7	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	1.8	12.7	—	—	—	—
Interest credited to policyholders	580.5	1,875.0	743.1	699.3	719.8	712.5

Total fixed charges	$751.1	$2,437.0	$1,095.8	$1,049.5	$1,004.0	$929.8

Ratio of earnings to fixed charges	2.8	2.4	2.7	2.2	2.3	3.4

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized, (other than dividends on liabilities for preferred shares accounted for as interest expense), which includes interest related to the TruPS and the MaCS, and amortization of premiums, discounts and capitalized expenses related to indebtedness; the portion of rental expense that management believes is representative of the interest component of lease expense; preference security dividend requirements of consolidated subsidiaries; and interest credited to policyholders.
(b)	Included in interest expensed and capitalized are interest related to the TruPS and interest on the senior debentures issued by MLI to the Trust which issued the MaCS.

MANULIFE FINANCIAL CORPORATION

CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS

(Canadian Dollars in Millions)

(Continued)

(Excluding Interest Credited to Policyholders; Net of Interest Rate and Currency Swaps)

(U.S. GAAP)

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2005	2004	2003	2002	2001	2000
Earnings (a):
Income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes	$1,255.1	$3,294.1	$1,849.4	$1,239.5	$1,270.9	$2,191.6
Add: fixed charges	160.2	524.0	324.9	322.1	264.9	214.5
Add: distributed income of equity investees	114.4	122.9	4.8	3.4	2.1	1.9
Less: preference security dividend requirements of consolidated subsidiaries	1.8	12.7	—	—	—	—

Earnings	1,527.9	3,928.3	2,179.1	1,565.0	1,537.9	2,408.0
Fixed charges:
Interest expensed and capitalized, net of interest rate and currency swaps related to debt issued for capital purposes (b)	156.7	505.9	324.9	322.1	264.9	214.5
Interest on element of rental	1.7	5.4	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	1.8	12.7	—	—	—	—

Total fixed charges	160.2	$524.0	$324.9	$322.1	$264.9	$214.5

Ratio of earnings to fixed charges	9.5	7.5	6.7	4.9	5.8	11.2

(a)	For the purpose of calculating the ratio of earnings to fixed charges, “earnings” represent income before minority interest in consolidated subsidiaries, income or loss from equity investees and provision for income taxes, plus fixed charges and distributed income of equity investees, less preference security dividend requirements of consolidated subsidiaries. “Fixed charges” consist of interest expensed and capitalized, (other than dividends on liabilities for preferred shares accounted for as interest expense), which includes interest related to the TruPS and the MaCS, and amortization of premiums, discounts and capitalized expenses related to indebtedness, net of interest rate and currency swaps related to debt issued for capital purposes; the portion of rental expense that management believes is representative of the interest component of lease expense; and preference security dividend requirements of consolidated subsidiaries.
(b)	Included in interest expensed and capitalized are interest related to the TruPS and interest on the senior debentures issued by MLI to the Trust which issued the MaCS.